Exhibit 99.1

BIOHITECH GLOBAL, Inc. 80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

BIOHITECH GLOBAL REPORTS FIRST QUARTER 2021

FINANCIAL RESULTS AND PROVIDES CORPORATE UPDATE

Conference Call to be held Monday, May 17, 2021 at 4:30pm

CHESTNUT RIDGE, NY – May 17, 2021 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a sustainable technology and services company, today announces financial results for its fiscal first quarter ending March 31, 2021.

Q1 2020 Financial Highlights

•	Total Revenues of $3.0 million increased 124% over the first quarter of 2020 and 21% over the fourth quarter of 2020. Q1 2021 revenues mark a new quarterly high since the Company went public in 2015.

•	Revenues from equipment sales of $2.3 million increased 602% over the first quarter of 2020 and 37% over the fourth quarter of 2020.

Corporate Highlights Q1 2021

•	March 2021 - BioHiTech received approximately $1.8 million in new food waste digester orders from Carnival Corporation extending into new brands and geographies, including UK-based Cunard and Italy-based Costa Group.

•	January 2021 - BioHiTech receives approximately $2.0 million in new food waste digester orders for ships from Carnival Cruise Lines and Princess Cruises.

Tony Fuller, BioHiTech’s CEO commented: “We have maintained the momentum from 2020 and continue to drive our efforts to grow revenue, and reduce expenses across both of our complementary waste solutions. Our first quarter revenue of over $3 million marked a new quarterly record high since BioHiTech became public in 2015. This growth was largely driven by digester purchases by Carnival Corporation.

“The value proposition of our Revolution Series Digesters to the diverse array of clients we serve and industries we are targeting can result in a substantial reduction in costs by eliminating the transportation and logistics expenses associated with food waste disposal. The greenhouse gases associated with food waste transportation and decomposition in landfills that have been linked to climate change are reduced. Our digester data analytics platform also provides real-time waste transparency which attacks the problem of food waste at its inception. This can provide even greater savings opportunities through up-stream changes in purchasing, handling, and food preparation, reducing food waste at its source.

“Our clients continue to realize the strong value that our products and services offer. We are confident that our efforts to expand into additional industries are on track to yield results in the coming quarters.

“We continue to be encouraged by our growing presence within in the cruise industry with Carnival Corp., the world’s largest cruise company, whom we consider to be an environmental leader. We are actively pursuing others in the maritime industry and beyond, companies whom we believe have the same goals to reduce food waste and responsibly dispose of the food that ends up in waste streams.

“Finally, we continue to pursue avenues for growth at our renewable energy plant in Martinsburg, West Virginia. Our proprietary High Efficiency Biological Treatment technology remains a key driver of BioHiTech’s future growth and we are excited at the prospects for future additional plants. Our efforts to innovate the development of alternative uses for our solid recovered fuel (SRF) continue and remain a key element of our growth strategies in 2021.  We are exploring the development of further uses for our SRF such as fuel for gasification and as a feedstock for bioplastics. Our prospects for growth remain strong and we look forward to reporting on further developments in the coming quarters,” concluded Mr. Fuller.

Financial Results for the Quarter ended March 31, 2021

The Company continued its revenue growth in the quarter ended March 31, 2021 with total revenues of $3.0 million increasing 21% over the fourth quarter of 2020 and 124% over the comparative first quarter of 2020.

The overall contribution rate (revenues, less direct costs) increased to 29% in the first quarter of 2021, as compared to 20% in the fourth quarter of 2020 and 10% in the comparative first quarter of 2020. Selling, general and administrative expenses as a percentage of revenues decreased to 54% in the first quarter of 2021, as compared to 115% in the fourth quarter of 2020 and 141% in the comparative first quarter of 2020. The loss from operations as a percentage of revenue decreased to 42% in in the first quarter of 2021, as compared to 120% in the fourth quarter of 2020 and 176% in the comparative first quarter of 2020.

The Company continues to achieve growth in the Digester and Corporate line of business that has most recently been driven by sales to Carnival Cruise Lines such that the first quarter the operating loss was driven down to $184,000 from $1.0 million during the fourth quarter of 2020 and $1.3 million during the comparative first quarter of 2020.

During the first quarter of 2021 revenues at the HEBiot facility were $353,000, a decrease of $138,000, which was offset by a $135,000 decrease in direct costs, as compared to the comparative first quarter in 2020; as compared to the fourth quarter of 2020, the decrease in revenues of $142,000 was partially offset by a decrease of $116,000 in direct costs. The Company has been hindered in growth at the HEBioT plant in Martinsburg West Virginia resulting from mechanical challenges during 2020 and constraints on our primary solid recovered fuel (“SRF”) customer’s ability to accept SRF due to its closures resulting from COVID-19 and subsequent refiring difficulties at their kiln that have only recently been partially resolved. In each of the current, sequential and comparative quarters there was a negative contribution, which when combined with the other operating expenses resulted in an operating loss of $1.1 million, $2.0 million and $1.1 million during the first quarter of 2021, fourth quarter of 2020 and first quarter of 2020.

For the three months ended March 31, 2021, the Company had a consolidated net loss of $2.3 million, incurred a consolidated loss from operations of $1.3 million and used net cash in consolidated operating activities of $1.9 million.

At March 31, 2021, unrestricted cash was $7.3 million.

Conference Call to be held Monday, May 17, 2021 at 4:30 PM ET

Mr. Tony Fuller, Chief Executive Officer of BioHiTech, will host a conference call on Monday, May 17, 2021 at 4:30 p.m. EDT to discuss the Company's financial results for the first quarter ended March 31, 2021. Also joining Mr. Fuller on the call from management will be Brian Essman, Chief Financial Officer. Following management’s formal remarks, there will be a live question-and-answer session.

Participants are asked to pre-register for the call via the following link:

https://dpregister.com/sreg/10156542/e88cc827b8

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-866-652-5200 (domestic) or 1-412-317-6060 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioHiTech Global call.

The conference call will be available through a live webcast found here:

A webcast replay of the call will be available approximately one hour after the end of the call through August 17, 2021. The webcast replay can be accessed through the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10153619. A telephonic replay of the call will be available through May 31, 2021.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our technologies for waste management include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. In addition, we distribute a patented technology that achieves high-level disinfection of spaces such as classrooms, hotel or hospital rooms and other enclosed areas to combat the spread of viruses and bacteria without the use of harsh chemicals. Our unique solutions enable businesses, educational institutions and municipalities of all sizes to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, additional purchase orders or deliveries, and the ability of the Company’s products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

VP, Corporate Communications

O: 888.876.9300

E: lgiovannielli@biohitech.com

Investors:
ir@biohitech.com

Financial Tables Follow

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of

Operations and Comprehensive Loss (Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Equipment sales	$2,266,513	$323,116
Rental, service and maintenance	421,229	471,093
HEBioT	352,548	490,132
Management advisory and other fees (related entity)	-	75,000
Total revenue	3,040,290	1,359,341
Operating expenses
Equipment sales	1,236,016	146,404
Rental, service and maintenance	255,709	260,835
HEBioT processing	677,277	812,427
Selling, general and administrative	1,645,957	1,918,423
Depreciation and amortization	501,833	615,202
Total operating expenses	4,316,792	3,753,291
Loss from operations	(1,276,502)	(2,393,950)
Other (income) expenses
Interest income	(187)	(12,267)
Interest expense	1,028,405	1,012,291
Loss from unconsolidated entity	30,003	-
Total other (income) expenses	1,058,221	1,000,024
Net loss	(2,334,723)	(3,393,974)
Net loss attributable to non-controlling interests	(700,510)	(822,677)
Net loss attributable to Parent	(1,634,213)	(2,571,297)
Other comprehensive income (loss)
Foreign currency translation adjustment	(10,675)	(28,699)
Comprehensive loss	$(1,644,888)	$(2,599,996)

Net loss attributable to Parent	$(1,634,213)	$(2,571,297)
Preferred stock dividends	(182,855)	(177,373)
Net loss attributable to common shareholders	(1,817,068)	(2,748,670)
Net loss per common share - basic and diluted	$(0.07)	$(0.16)
Weighted average number of common shares outstanding - basic and diluted	24,320,618	17,376,507

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,
	2021	December 31,
	(Unaudited)	2020
Assets
Current Assets
Cash	$7,314,056	$2,403,859
Restricted cash	1,884,813	1,884,691
Accounts receivable, net of allowance for doubtful accounts of $166,535 and $151,459 as of March 31, 2021 and December 31, 2020, respectively	1,677,354	1,574,047
Inventory	1,193,463	695,110
Prepaid expenses and other current assets	324,779	184,274
Total Current Assets	12,394,465	6,741,981
Restricted cash	2,608,009	2,607,945
Equipment on operating leases, net	1,191,984	1,311,755
HEBioT facility, equipment, fixtures and vehicles, net	35,514,942	35,946,225
License and capitalized MBT facility development costs	8,067,116	8,072,471
Other assets	1,950,121	2,006,048
Total Assets	$61,726,637	$56,686,425

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$2,835,138	$2,492,606
Accrued expenses and liabilities	2,052,102	2,515,724
Accrued interest payable	692,783	1,279,018
Customer deposits	2,581,184	1,802,725
Current and current portion of notes, bonds, debts and borrowings	11,155,926	10,120,457
Deferred revenue	131,095	138,961
Total Current Liabilities	19,448,228	18,349,491
Noncurrent and noncurrent portion of notes, bonds, debts and borrowings	28,749,479	29,645,227
Accrued interest (related party)	1,814,264	1,807,857
Non-current lease liabilities	1,174,385	1,216,861
Liabilities to non-controlling interests to be settled in subsidiary membership units	-	1,585,812
Total Liabilities	51,186,356	52,605,248
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 95,312 and 125,312 outstanding as of March 31, 2021 and December 31, 2020, respectively	476,560	626,553
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 3,209,210 designated; 1,936,214 issued; 807,192 and 848,292 outstanding as of March 31, 2021 and December 31, 2020, respectively:	5,756,272	6,621,576
Common stock, $0.0001 par value, 50,000,000 shares authorized, 28,057,379 and 23,354,130 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2,806	2,334
Additional paid in capital	68,897,016	60,253,664
Accumulated deficit	(66,463,851)	(64,419,802)
Accumulated other comprehensive (loss)	(154,489)	(143,814)
Stockholders’ equity attributable to Parent	8,037,754	2,313,958
Stockholders’ equity attributable to non-controlling interests	2,025,967	1,140,666
Total Stockholders’ Equity	10,063,721	3,454,624
Total Liabilities and Stockholders’ Equity	$61,726,637	$56,686,425

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,334,723)	$(3,393,974)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	501,833	615,202
Amortization of operating lease right of use assets	19,190	26,462
Provision for bad debts	15,000	31,119
Share based employee and vendor compensation	257,989	280,205
Interest resulting from amortization of financing costs and discounts	97,244	133,355
Loss from unconsolidated entity	30,003	-
Changes in operating assets and liabilities	(526,057)	(207,843)
Net cash used in operating activities	(1,939,521)	(2,515,474)
Cash flow from investing activities:
Purchases of facility, equipment, fixtures and vehicles	(18,402)	(20,849)
MBT facility development costs incurred	(26,145)	(24,509)
Net cash used in investing activities	(44,547)	(45,358)
Cash flows from financing activities:
Proceeds from the sales of common stock	6,895,618	-
Proceeds from the sale of Series F convertible preferred stock units	-	1,495,450
Repayments of long-term debt	(1,075)	(1,460)
Related party advances (repayments), net	-	1,200,000
Net cash provided by financing activities	6,894,543	2,693,990
Effect of exchange rate on cash (restricted and unrestricted)	(92)	(33,572)
Net change in cash (restricted and unrestricted)	4,910,383	99,586
Cash - beginning of period (restricted and unrestricted)	6,896,495	5,536,952
Cash - end of period (restricted and unrestricted)	$11,806,878	$5,636,538